Exhibit 10.2

ADDENDUM TO
ENGAGEMENT LETTER among
ACCORDION PARTNERS LLC and NATURAL GAS SERVICES GROUP, INC.
dated as of July 18, 2023
(the “Addendum”)

Natural Gas Services Group, Inc. (the “Company”) retained Accordion Partners, LLC as a financial services consultant effective July 18, 2023 (such retention, the “Engagement”) pursuant to an agreement, dated as of July 18, 2023 (the “Engagement Agreement”) to provide services (the “Advisory Services”). The Company and Accordion further agree to amend the Agreement as follows.

The Agreement provides that any additional services (“Additional Advisory Services”) be agreed upon in writing by both the Company and Accordion. In that regard, the Agreement is hereby amended as follows and will become effective October 9, 2023 (the “Effective Date”).

Introductory Paragraph
The opening paragraph of the Engagement Agreement is hereby amended and restated in its entirety as follows:
•On behalf of Accordion Partners LLC (“Accordion”), we are pleased to submit the following for the continued retention of Accordion to provide financial consulting services to Natural Gas Services Group, Inc. (the “Company”). Subject to the conditions noted herein, Accordion will provide John Bittner as the interim Chief Financial Officer, reporting to the Interim Chief Executive Officer of the Company. We view this opportunity to work with the Company as the continued steps in a partnership, and are focused on delivering high-impact results in a cost and time-efficient manner. This letter, together with Exhibit A attached hereto and incorporated herein by reference, constitutes the entire agreement (the “Agreement”and such retention, the “Engagement”) of the parties hereto and will become effective when agreed and acknowledged by the Company (the “Effective Date”).
Project Scope
This section of the Engagement Agreement is hereby amended and restated in its entirety as follows:
•John Bittner will serve as the Company’s interim Chief Financial Officer, reporting to the Interim Chief Executive Officer of the Company and, in his individual capacity, have the powers and authority that would normally be given to a Chief Financial Officer.
•Accordion shall provide the following Advisory Services as the interim Chief Financial Officer in addition to continuing to perform its existing services, key work streams and deliverables for the Company pursuant to this Agreement (collectively, the “Advisory Services”):
oProvide executive leadership to the finance function of the Company;
oReview and analyze the Company and its financial results, projections, and operational data;
oAssist with the preparation and review of quarterly and annual financial statements pursuant to GAAP and rules and regulations promulgated by the Securities and Exchange Commission;

oAssist with the preparation and filing of financial statements, documents, reports and registration statements (if any) with the Securities and Exchange Commission, including but not limited to, Current Reports on Form 8-K, Quarterly Reports on form 10-Q and the Annual Report on Form 10-K pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and related rules and regulations and registration statements under the Securities Act of 1933 (collectively, the “ SEC Documents”);
oTo the extent necessary pursuant to federal or state securities laws, the New York Stock Exchange or agreements or contracts relating to the Company, sign in his capacity as the Chief Financial Officer or Principal Financial Officer the SEC Documents or other documents or agreements referred to herein;
oAssist, if and as requested, with financial disclosure in the Company’s proxy statements pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and related rules and regulations;
oExecute the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and perform the underlying evaluations and work necessary to execute such certifications;
oGain an understanding of the existing contractual arrangements and obligations with customers, advisors/consultants, and suppliers;
oAssist the Company in the preparation of cash flow projections and updating those projections as required;
oAssist the Company in the preparation of short-, medium- and long-term projections and updating those projections as required;
oAssess and advise the Company with regards to the adequacy of the Company’s capital and the nature and extent of its debt obligations and sources of bank and debt financing;
oAssist the Company to manage key constituents, including communications and meetings with, and requests for information made by, creditor constituents, including secured lenders, vendors, customers, and employees; and
oProvide such advisory services consistent with his role as interim Chief Financial Officer of a public company as requested and agreed upon by Consultant and the Chief Executive Officer.
Engagement Assumptions
The following additions regarding the primary contact for the interim Chief Financial Officer role shall be added to the Engagement Agreement:
•The Company will designate Stephen C. Taylor, or persons designated thereby in writing, as the Primary Contact for supervision of the interim Chief Financial Officer and central point of contact for all updates (the “Primary Contact”) related to the Advisory Services provided in this capacity.

Ownership and Use

This section of the Engagement Agreement is hereby amended and restated in its entirety as follows:

The Company will own all tangible written materials, working papers, accounting records, financial statements and other work product customarily produced in connection with the Chief Financial Officer services and the position of a chief financial officer of a public company and prepared for and delivered to the Company under this Addendum. Prior to completion of this Engagement, Consultant will transition Company materials and documented processes prepared in connection with the Advisory Services relating to John Bittner’s service as Interim Chief Financial Officer during the course of this engagement to the Chief Executive Officer. Such materials and documented processes will remain the intellectual property of the Company. John Bittner is providing these Interim Chief Financial Officer services solely for the Company’s benefit and, pursuant to a client relationship with the Company. Accordion disclaims any contractual or other responsibility or duty of care to others or upon any deliverables or advice that Consultant provides. Notwithstanding the above, Accordion will own its existing working papers, pre-existing materials and any general skills and know-how, processes, or other intellectual property (including a non-client specific version of any deliverables), which we may have discovered or created as a result of the Advisory Services. Company has a non-exclusive, non-transferable license to use such materials included in our deliverables for its own use as part of such deliverables. In addition to the deliverables, we may develop software or electronic materials (including models, spreadsheets, databases, documents, and other tools) to assist us with the engagement. These will be available to you, and they are provided on an as-is basis and Company’s use is at its own risk.

Professionals and Fee Structure
This section of the Engagement Agreement shall be amended to reflect the following related to the interim Chief Financial Officer:
Accordion will continue be paid for Advisory Services at the fee rates and terms set forth under the Professionals and Fee Structure section in the existing Engagement Agreement provided that Accordion’s average monthly fees will not exceed $150,000 of which $35,000 will be allocated to Interim Chief Financial Officer services. The Company and Accordion agree to re-evaluate the Compensation at the end of the three (3) month timeframe for any adjustments or modifications. Any modifications to the compensation will require agreement in writing by both parties. To the extent the Interim Chief Financial Officer services are terminated pursuant to Section 4 of the Engagement Agreement, this Professionals and Fee Structure Section shall lapse and expire, and compensation for any Advisory Services shall be governed by the “Term” paragraph set forth in Section 4 of the Engagement Agreement.

Exhibit A, Section 2: Service Provider
This section of the Engagement Agreement shall be replaced to reflect the addition related to the interim Chief Financial Officer:
•For all purposes, Accordion will operate as a service provider to the Company. To this end, the parties acknowledge Accordion are not employees, agents, co-venturer, partners, or representatives of the Company. Accordion has been retained under this Agreement as independent contractors. Nothing is the Agreement shall be interpreted or construed as creating or establishing an employer-employee relationship between the Company and Accordion. Except as described in this Addendum, John Bittner and Accordion shall use its own discretion in determining the means, methods, and hours of work by which John Bittner provides the interim Chief Financial Officer Advisory Services. In addition, Accordion shall be responsible for providing, at Accordion’s own expense, all disability, unemployment, and other insurance, worker’s compensation, training, permits, and licenses required for John Bittner, Accordion and Accordion’s other employees. John Bittner and Consultant will not participate in any Company sponsored insurance, health, pension, stock, or any other benefit program and will be responsible for all taxes payable with respect to the fees payable hereunder, and Company shall not be responsible for withholding any such taxes from the fees paid to John Bittner or Accordion.
In his capacity as interim Chief Financial Officer pursuant to this Agreement, John Bittner shall have the fiduciary, regulatory and reporting duties consistent with the role of Chief Financial Officer of a public company and shall be an agent of the Company with the authority expressly delegated by the Company’s Board of Directors and Chief Executive Officer or as otherwise provided by law. Therefore, to the extent that the terms of the Engagement Agreement are inconsistent with the legal requirements of a public company under the federal and state securities laws and rules and regulations of the Securities and Exchange Commission and the NYSE, along with applicable state corporate law and the Company’s Bylaws and policies applicable to the Company’s executive officers, such terms shall be considered inapplicable or modified with respect to the Advisory Services provided by Bittner pursuant to this Addendum Agreement. This Agreement will inure to the sole and exclusive benefit of Accordion, John Bittner, the Company, and their respective successors.

Exhibit A, Section 3: Prohibition Against Insider Trading
This section of the Engagement Agreement shall be replaced to reflect the following related to the interim Chief Financial Officer:
Accordion and John Bittner hereby acknowledge that the Company is a public company registered under Section 12(b) of the Exchange Act, is traded on the New York Stock Exchange (“NYSE”) and that John Bittner will be deemed to be an executive officer of the Company. Considering the foregoing, Accordion and John Bittner agree to abide by federal and state securities laws and rules and regulations of the Securities and Exchange Commission and the NYSE, along with Company policies applicable to the Company’s executive officers. Accordion and Bittner further acknowledge that it and he are aware, and further agree that they will advise those of its directors, officers, and employees who may have access to confidential and sensitive information in the possession of the Company, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
John Bittner and Accordion, both individually, represent to the Company that they have not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involved in the making of any false filing with the Securities and Exchange Commission, or the conduct of the business of an underwriter, broker, dealer or paid solicitor of purchasers of securities, and is not subject to any order in connection with the foregoing, or subject to any order the restricts him/it from being engaged in the banking, insurance, savings business, suspends or revokes registration as a broker-dealer or being associated with a person or entity involved in securities offerings, or is subject to an order based on anti-fraud provisions of the United States securities laws or similar Blue Sky laws of the States, or is subject to any suspension or expulsion from a securities exchange or securities association or a Unites States postal service false representation order.

Exhibit A, Section 12 (a): Indemnification
This section of the Engagement Agreement shall be amended to reflect the following additional language related to the interim Chief Financial Officer:
•Neither Accordion nor any Indemnified Person will have any liability to the Company, its owners, parents, creditors, or security holders or any other person for or in connection with its engagement, except such liability for third-party Losses incurred by the Company which are judicially determined to have resulted primarily and directly from such party’s bad faith, willful misconduct, gross negligence, or results from John Bittner’s breach of their fiduciary duty. In addition, the Company hereby represents to Accordion and John Bittner that, upon the appointment of John Bittner as interim Chief Financial Officer of the Company, all indemnification and/or exculpation provisions under the Company’s or any of its direct or indirect subsidiaries’ articles of incorporation, by-laws, operating agreement and/or other constitutional documents shall apply to protect and indemnify John Bittner as interim Chief Financial Officer of the Company, to the same extent they would customarily apply to protect and indemnify the chief executive officer, chief operating officer, and other executives of the Company and its direct and indirect subsidiaries. The Company hereby agrees that it shall ensure that all such provisions will continue at all times to apply to protect and indemnify John Bittner as interim Chief Financial Officer of the Company, to the same extent they would customarily apply to protect and indemnify the chief executive officer, chief operating officer, and other executives of the Company and its direct and indirect subsidiaries, with respect to all facts, events, circumstances and matters existing or occurring at any time during the Engagement. John Bittner will be a third-party beneficiary of and have the right to rely on and enforce the terms and conditions of this paragraph. Additionally, the Company agrees that John Bittner will be covered under the Company’s director and officer liability (“D&O Insurance”) policy which shall be primary to any insurance policy that Accordion may have pertaining to director and officer liability. Prior to Accordion accepting any officer position, the Company shall provide Accordion a copy of its current D&O Insurance policy, a certificate(s) of insurance evidencing the policy is in full force and effect, and a copy of the signed board resolutions and any other documents as Accordion may reasonably request evidencing the appointment and coverage of the indemnitees. The Company will maintain such D&O Insurance coverage for the period through which claims can be made against such persons.

All other terms and provisions of the Engagement Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be fully executed.

Natural Gas Services Group, Inc.	Accordion Partners, LLC

/s/ Stephen C. Taylor	/s/ John Bittner
Stephen C. Taylor	John Bittner
Interim President and Chief Executive Officer	Senior Managing Director
(Principal Executive Officer)	(Principal Accounting Officer)

October 9, 2023	October 9, 2023